Exhibit 10.7

APD Antiquities, Inc.

1314 South Grand Blvd, Suite 2-250

Spokane, WA 99202

Phone: (509) 744-8590

March 30, 2012

Mr. Martin Clemets, Managing Member

Northern Adventures, LLC

1028 East Larch Street

Osburn, Idaho 83849

RE:  Extension of Due Date of Promissory Notes.

Dear Mr. Clemets:

This letter confirms that APD Antiquities, Inc.  ("APD"), a Nevada corporation, through its subsidiary to be formed APD Metals, Inc. (APDM”) hereby agrees to extend the due date of the various promissory notes from March 31, 2012 to June 30, 2012.

If the foregoing accurately sets forth your understanding, please sign both copies of this letter in the space provided.

Very truly yours,

Agreed and accepted this 30th day of March, 2012

Place: Spokane, Washington on March 30, 2012

_________________________

Cindy K. Swank, President

APD Antiquities, Inc.

Place: Osburn, Idaho on March 30, 2012

_________________________

Martin Clemets, a Managing Member

Northern Adventures, LLC